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                                                                 EXHIBIT 4.51


                         WAIVER AND NINETEENTH AMENDMENT
                               TO CREDIT AGREEMENT

           THIS WAIVER AND NINETEENTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 30, 1998 (the "Nineteenth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation)("Consolidated"), Futorian Furnishings, Inc. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units) ("Futorian"), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

           A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Nineteenth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

           B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Nineteenth Amendment, to such amendment.

           C. The Borrowers have also requested that the Lender waive certain provisions of the Credit Agreement applicable with respect to certain periods as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Nineteenth Amendment, to such waiver.


                                      TERMS

           In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 - Overadvance Amount.

           The Lender hereby agrees to waive compliance by Borrowers with respect to the prompt payment of aggregate unpaid principal balance of all Revolving Credit Loans exceeding the Borrowing Base plus the Overadvance Amount as discussed in Section 1.1.7 of the Credit Agreement for the period beginning December 31, 1997 and ending March 1, 1998.

Section 2 - Revolving Credit Maturity Date.


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           The definition of "Revolving Credit Maturity Date" in Section 6.1 of
the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                      "Revolving Credit Maturity Date" means January 4, 1999, when the Revolving Credit Note shall become due and payable in full.

Section 3 - Covenants.

           The Lender hereby agrees to waive compliance by Borrowers with respect to the covenants set forth in Section 4.1.1, Section 4.1.5, Section
4.1.6 and Section 4.1.7 of the Credit Agreement for the period beginning December 31, 1997 and ending March 1, 1998

           The Credit Agreement is hereby amended by deleting the period at the end of Section 4.10 Liens on Collateral and replacing it with the following:

                      (f) liens granted pursuant to that certain Loan and Security Agreement dated February __, 1998 by and between Congress Financial Corporation and Futorian and the agreements contemplated thereby (the "Congress Loan Agreement"); or

                      (g) liens and security interests of Simmons Upholstered Furniture Corporation ("Simmons") on assets of Futorian granted pursuant to intercompany loans by Simmons to Futorian provided for in the Congress Loan Agreement.

           The Credit Agreement is amended by deleting Section 4.11 Indebtedness in its entirety and replacing it with the following:

                      SECTION 4.11 Indebtedness. No Borrower will or will permit any of its Subsidiaries to create, incur, suffer to exist or make any prepayment upon, and Indebtedness other than (a) Indebtedness which is secured by liens or security interests permitted under clauses
           (a), (b) or (c) of Section 4.10, (b) Indebtedness described on
           Exhibit 3.3(b), (c) Indebtedness which is secured by liens or security interests permitted by clauses (d), (e), (f) or (g) of
           Section 4.10, and (e) Indebtedness arising pursuant to the Factoring Agreement dated September __, 1996 by and between Barcalounger and Capital Factors, Inc.; provided, that Lender shall have first provided written authorization to Barcalounger prior to Barcalounger making any request for, or receiving any advances under, such agreement.

           The Credit Agreement is hereby amended by deleting the period at the end of Section 4.12 Loans and Investments and replacing it with the following:


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                      and

                      (f) loans by Futorian to Simmons and Consolidated pursuant to intercompany loans permitted under the Congress Loan Agreement.

Section 4 - Conditions to Effectiveness. This Nineteenth Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Nineteenth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 5 - Representations and Warranties. The Borrowers hereby jointly and severally represent and warrant to the lender that:

           (a) the execution, delivery and performance by each of the Borrowers of this Nineteenth Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or (Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

           (b) that, after giving effect to this Nineteenth Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

Section 6 - Miscellaneous.

           (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

           (b) This Nineteenth Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

           (c) This Nineteenth Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

           (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Nineteenth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the


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Nineteenth Amendment, but nevertheless all such references shall be deemed to include this Nineteenth Amendment unless the context shall otherwise require.

           (e) This Nineteenth Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                            [SIGNATURE PAGES FOLLOW]




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           IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.

                                   COURT SQUARE CAPITAL LIMITED

                                   By:
                                      ---------------------------------------
                                       M. Saleem Muqaddam
                                       Vice President

                                   CONSOLIDATED FURNITURE CORPORATION
                                   By:  /s/ JOHN B. SGANGA
                                      ---------------------------------------
                                       John B. Sganga
                                       Executive Vice President,
                                       Chief Financial Officer,
                                       Secretary, Treasurer and
                                       Controller

                                   FUTORIAN FURNISHINGS, INC.

                                   By: /s/ JOHN B. SGANGA
                                      ---------------------------------------
                                       John B. Sganga
                                       Vice President, Treasurer and
                                       Secretary

                                   SSC CORPORATION

                                   By: /s/ JOHN B. SGANGA
                                      ---------------------------------------
                                       John B. Sganga
                                       Vice President, Treasurer and
                                       Secretary

                                   CHOICE SEATS CORPORATION

                                   By:
                                      ---------------------------------------
                                       John B. Sganga
                                       Treasurer, Vice President and
                                       Secretary


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